Exhibit 99.1
CEVA, Inc. Announces Second Quarter 2011 Financial Results
•	Quarterly revenues of $14.4 million, up 36% year-over-year

•	Healthy licensing environment with good short-term visibility

•	Strong financial performance — both operating income and net income approximately double year-over-year
MOUNTAIN VIEW, Calif. — July 26, 2011 — CEVA, Inc. (NASDAQ: CEVA); (LSE: CVA), the leading licensor of silicon intellectual property (SIP) platform solutions and DSP cores for the mobile handset, portable and consumer electronics markets, today announced its financial results for the second quarter ended June 30, 2011.
Total revenue for the second quarter of 2011 was $14.4 million, an increase of 36% compared to $10.6 million reported for the second quarter of 2010. Second quarter 2011 licensing revenue was $5.2 million, representing an increase of 13% when compared to $4.6 million reported for the same quarter a year ago. Royalty revenue for the second quarter 2011 was $8.3 million, an increase of 60% compared to $5.2 million reported for the second quarter of 2010. Revenue from services for both the second quarters of 2011 and 2010 was $0.9 million.
Gideon Wertheizer, Chief Executive Officer of CEVA, stated, “The second quarter demonstrated strong financial and business achievements. We are particularly pleased with the dynamics of our licensing business, where we concluded strategic CEVA-XC agreements with partners in the LTE handset and smart grid markets. We also experienced higher sequential shipment volumes of CEVA-powered products, resulting from continued expansion in the lucrative 3G smartphone and TD-SCDMA market segments. Overall, we continue to make exceptional progress in both the licensing and market deployment of our technology, reaffirming the key trends that drive growth and profitability for our company.”
Of the eight new license agreements concluded during the second quarter of 2011, seven agreements were for CEVA DSP cores, platforms and software, and one agreement was for CEVA SATA/SAS product lines. Target applications for customer deployment are 4G and 3G baseband processors for handsets, infrastructure, smart grid, portable game consoles and SSD drives. Geographically, four of the agreements signed were in the U.S. and four were in Asia.

U.S. GAAP net income for the second quarter of 2011 was $4.1 million, an increase of 94% over $2.1 million reported for the same period in 2010. U.S. GAAP diluted earnings per share for the second quarter of 2011 were $0.17, an increase of 70% compared to $0.10 for the second quarter of 2010.
Non-GAAP net income and diluted earnings per share for the second quarter of 2011 were $5.4 million and $0.22 respectively, representing an increase of 102% and 83%, respectively, over the $2.7 million and $0.12 reported for the second quarter of 2010. Non-GAAP net income and diluted earnings per share for the second quarter of 2011 and 2010 excluded an aggregate equity-based compensation expense, net of taxes, of $1.2 million and $0.5 million, respectively.
Yaniv Arieli, Chief Financial Officer of CEVA, stated, “We continued to demonstrate considerable progress during the second quarter, delivering significant year-over-year growth in every aspect of our business. Total revenue increase was driven by exceptional year-over-year royalty revenue growth and progress in our licensing business. As a result, our operating income and net income approximately doubled compared to the second quarter of 2010. Finally, we continued to strengthen our balance sheet with the addition of approximately $9 million in positive cash flow. At the end of the quarter, our cash balance, marketable securities and bank deposits totaled approximately $153 million.”
CEVA Conference Call
On July 26, 2011, CEVA management will conduct a conference call at 8:30 a.m. Eastern Time / 1:30 p.m. London time, to discuss the operating performance for the second quarter ended June 30, 2011.
The conference call will be available via the following dial in numbers:
•	US Participants: Dial 1-877-493-9121 (Access Code: CEVA or 81159859)

•	UK/Rest of World: Dial +44-800-051-3806 (Access Code: CEVA or 81159859)

The conference call will also be available live via the Internet at the following link: http://www.videonewswire.com/event.asp?id=80733. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. For those who cannot access the live broadcast, a replay will be available by dialing 1-800-642-1687 (passcode: 81159859) for US domestic callers and +44-800-917-2646 (passcode: 81159859) for international callers from two hours after the end of the call until 11:59 p.m. (Eastern Time) on August 02, 2011. The replay will also be available at CEVA’s web site www.ceva-dsp.com.

For More Information Contact:

Yaniv Arieli	Richard Kingston
CEVA, Inc.	CEVA, Inc.
CFO	Director of Marketing & Investor Relations
+1.650.417.7941	+1.650.417.7976
yaniv.arieli@ceva-dsp.com	richard.kingston@ceva-dsp.com
About CEVA, Inc.
CEVA is the world’s leading licensor of silicon intellectual property (SIP) DSP cores and platform solutions for the mobile handset, portable and consumer electronics markets. CEVA’s IP portfolio includes comprehensive technologies for cellular baseband (2G / 3G / 4G), multimedia, HD video and audio, voice over packet (VoP), Bluetooth, Serial Attached SCSI (SAS) and Serial ATA (SATA). In 2010, CEVA’s IP was shipped in over 600 million devices, powering handsets from 7 out of the top 8 handset OEMs, including Nokia, Samsung, LG, Motorola, Sony Ericsson and ZTE. Today, more than one in every three handsets shipped worldwide is powered by a CEVA DSP core. For more information, visit www.ceva-dsp.com. Follow CEVA on twitter at www.twitter.com/cevadsp.

CEVA, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — U.S. GAAP
U.S. dollars in thousands, except per share data

	Quarter ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing	$5,195	$4,593	$10,303	$9,315
Royalties	8,272	5,154	17,478	10,134
Other revenues	921	862	1,659	1,761

Total revenues	14,388	10,609	29,440	21,210

Cost of revenues	876	863	1,824	1,577

Gross profit	13,512	9,746	27,616	19,633

Operating expenses:
Research and development, net	5,405	4,505	10,655	9,114
Sales and marketing	2,327	1,776	4,551	3,584
General and administrative	1,742	1,570	3,496	3,116

Total operating expenses	9,474	7,851	18,702	15,814

Operating income	4,038	1,895	8,914	3,819
Interest and other income, net	717	541	1,262	1,098

Income before taxes on income	4,755	2,436	10,176	4,917

Taxes on income	632	313	1,402	735

Net income	4,123	2,123	8,774	4,182

Basic net income per share	$0.18	$0.10	$0.38	$0.20
Diluted net income per share	$0.17	$0.10	$0.37	$0.19

Weighted-average number of Common Stock used in computation of net income per share (in thousands):
Basic	23,107	21,061	22,900	20,859
Diluted	24,165	22,069	24,028	21,991

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(U.S. Dollars in thousands, except per share amounts)

	Quarter ended		Six months ended
	June 30		June 30
	2011	2010	2011	2010
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net income	4,123	2,123	8,774	4,182
Equity-based compensation expense included in cost of revenue	61	15	110	33
Equity-based compensation expense included in research and development expenses	484	139	862	306
Equity-based compensation expense included in sales and marketing expenses	255	96	456	208
Equity-based compensation expense included in general and administrative expenses	371	290	697	577
Deferred tax related to equity-based compensation expenses	85	—	1	—

Non-GAAP net income	5,379	2,663	10,900	5,306

GAAP weighted-average number of Common Stock used in computation of diluted net income per share (in thousands)	24,165	22,069	24,028	21,991

Weighted-average number of shares related to outstanding options	15	57	23	75

Weighted-average number of Common Stock used in computation of diluted net income per share excluding equity-based compensation expense (in thousands)	24,180	22,126	24,051	22,066

GAAP diluted net income per share	$0.17	$0.10	$0.37	$0.19

Equity-based compensation expense	$0.05	$0.02	$0.08	$0.05

Non-GAAP diluted net income per share	$0.22	$0.12	$0.45	$0.24

CEVA, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. Dollars in Thousands

	June 30,	December 31,
	2011	2010
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$14,379	$17,098
Marketable securities and short term bank deposits	123,112	98,681
Trade receivables, net	3,622	5,906
Deferred tax assets	2,355	1,288
Prepaid expenses and other accounts receivables	5,186	4,609

Total current assets	148,654	127,582

Long-term investments:
Long term bank deposits	15,277	15,173
Severance pay fund	5,858	5,433
Deferred tax assets	839	574
Property and equipment, net	1,308	1,348
Goodwill	36,498	36,498

Total assets	$208,434	$186,608

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$850	$616
Deferred revenues	3,646	616
Accrued expenses and other payables	9,535	10,521
Deferred tax liabilities	597	901

Total current liabilities	14,628	12,654

Accrued severance pay	5,902	5,486

Total liabilities	20,530	18,140

Stockholders’ equity:
Common Stock	23	23
Additional paid in-capital	187,378	176,838
Accumulated other comprehensive income	439	317
Accumulated income (deficit)	64	(8,710)

Total stockholders’ equity	187,904	168,468

Total liabilities and stockholders’ equity	$208,434	$186,608